UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report – May 11, 2011

Commission File Number: 0-23863

PEOPLES FINANCIAL SERVICES CORP.
(Exact name of registrant as specified in its charter)

PENNSYLVANIA	23-2391852
(State of incorporation)	(IRS Employer Identification No.)

82 FRANKLIN AVE., HALLSTEAD, PA	18822
(Address of principal executive offices)	(Zip code)

(570) 879-2175
(Registrant’s telephone number including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate line below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communications pursuant to rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement:

On May 9, 2011, Peoples Neighborhood Bank, subsidiary of the Company and Bank, entered into Supplemental Executive Retirement Plan agreements with Alan Dakey, CEO and Joseph Ferretti, CCO.  The amount of the normal retirement benefit for Mr. Dakey is $30,000 per annum paid to the executive for 10 years.  Mr. Ferretti’s benefit is based on his benefit percentage and his final pay.  Copies of these agreements are included as Exhibit 10.18 and 10.19 to this report.

Also, on May 9, 2011, the Company entered into an Employment Agreement with Joseph Ferretti, Senior Vice President/Chief Credit Officer.  The Executive's employment under this Agreement shall be for a period commencing on May 9, 2011 and shall end three years later. The Employment Period shall be automatically extended by one year on May 9, 2012, and again on May 9th of each year thereafter, to provide for a three- year term. It is the intention of the parties that this Agreement be “Evergreen.” A copy of this agreement is included as Exhibit 10.20 to this report.

Item 9.01	Financial Statements and Exhibits:
10.18	Supplemental Executive Retirement Plan Agreement Between Peoples Neighborhood Bank and Alan Dakey, CEO.
10.19	Supplemental Executive Retirement Plan Agreement Between Peoples Neighborhood Bank and Joseph Ferretti, CCO.
10.20	Employment Agreement Between Peoples Financial Services Corp. and Peoples Neighborhood Bank and Joseph Ferretti, CCO.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

	/s/	Alan W. Dakey
Dated: May 11, 2011		By: Alan W. Dakey President/CEO

	/s/	Debra E. Dissinger
Dated: May 11, 2011		By: Debra E. Dissinger Executive Vice President/COO

	/s/	Scott A. Seasock
Dated: May 11, 2011		By: Scott A. Seasock Senior Vice President/CFO